Exhibit 99.1

First Communications, Inc. and Renaissance Acquisition Corp. Announce Conference Call
Details To Discuss Proposed Merger

AKRON, OH, September 19, 2008-- First Communications, Inc. (AIM: FCOM) ("First Communications") and Renaissance Acquisition Corp. (AMEX: RAK) (“Renaissance”) today confirmed a joint conference call to discuss the definitive merger agreement announced September 15, 2008.

The call will be held on Monday, September 22, 2008, at 10 a.m. Eastern Time and will be open to the public. To listen to the call, dial 1-888-239-5348 (within the U.S.) or 1-913-312-1300 (outside the U.S.) at least 10 minutes before the conference call begins and reference the passcode 4407086.  A replay of the call will be available beginning at 1 p.m. Eastern Time on September 22, 2008. To access the replay, dial 1-888-203-1112 (within the U.S.) or 1-719-457-0820 (outside the U.S.) and reference the passcode 4407086.

The call will also be webcast and can be accessed at the First Communications website at www.firstcomm.com.  A copy of the management presentation will be posted on the site prior to the start of Monday’s conference call.  The replay of the webcast and the call will be available through midnight on September 29, 2008.

About First Communications

First Communications is a leading competitive local exchange carrier in the Midwestern United States.  Founded in 1998, First Communications has built a highly scalable telecommunications platform, infrastructure and support system, which represents a combination of world-class technology, and cutting-edge product offerings. First Communications has over 214,000 customers, owns 3,500 miles of fiber and owns and manages 327 wireless towers leased to 420 tenants, with contractual rights and significant opportunity to increase the number of towers.  First Communications is led by a strong management team that has operated telecom companies throughout all cycles of the telecommunications market.

About Renaissance

Renaissance is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition, reorganization or similar business combination, one or more businesses, which it believes has significant growth potential.  In 2007, Renaissance through its initial public offering raised, net of fees and expenses, approximately $107 million which included $2.1 million in a private placement of warrants.  Renaissance has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

Forward-looking Statements

This press release contains statements relating to future results of First Communications and Renaissance (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For First Communications, these risks and uncertainties include, but are not limited to its ability to successfully consummate the acquisition of Globalcom, to integrate the Globalcom business and to realize the expected synergies and benefits of the transaction; First Communications’ ability to remain competitive in its business; its ability to maintain its relationships with local exchange carriers and with its customers; its ability to remain competitive with respect to both its services and its prices, in particular, in a consolidating industry; First Communications’ ability to service its debt and to raise capital if necessary; system disruptions; the ability to retain management and key personnel, and others.  For Renaissance, factors include, but are not limited to: the successful combination of Renaissance with First Communications' business, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction.  Additional information on these and other factors that may cause actual results and Renaissance’s performance to differ materially is included in the Renaissance’s periodic reports filed with the SEC, including but not limited to Renaissance’s Form 10-K for the year ended December 31, 2007 and subsequent Form 10-Q. Copies may be obtained by contacting Renaissance or the SEC. Renaissance and First Communications caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Renaissance and First Communications do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.

For further information:
First Communications, Inc.
Joe Morris	Tel: (330) 835-2472
Renaissance Acquisition Corp.
Rick Bloom	Tel: (818) 995-7171

Financial Dynamics
Harriet Keen / Haya Chelhot / Hazel Stevenson	Tel: +44 (207) 831-3113
Sherrie Weldon	Tel: (212) 850-5658

Collins Stewart Europe Limited - Nominated Adviser and Broker
Seema Paterson / Stewart Wallace	Tel: +44 (207) 523-8350